SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

eDiets.com, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. on Thursday, November 4, 2004

Dear eDiets.com Stockholder:

The Annual Meeting of Stockholders (the “Meeting”) of eDiets.com, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m., local time, on Thursday, November 4, 2004, at 350 East Las Olas Boulevard, First Floor Conference Room, Fort Lauderdale, Florida for the following purposes:

1.	To elect a Board of Directors;

2.	To approve the selection of the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004;

3.	To approve and adopt the 2004 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on Tuesday, September 7, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

All stockholders are cordially invited to attend the Meeting in person. However, whether or not you plan to attend, please sign, date and promptly mail the enclosed proxy card in the enclosed return envelope. Alternatively, you may vote your shares by telephone, by dialing 1-800-690-6903, prior to the deadline at 11:59 p.m. Eastern on November 3, 2004. Returning your proxy card or voting electronically does not deprive you of your right to attend the Meeting and vote your shares in person.

By order of the Board of Directors,

/s/ ROBERT T. HAMILTON
Robert T. Hamilton, Secretary

September 20, 2004

eDiets.com, Inc.

3801 W. Hillsboro Boulevard

Deerfield Beach, FL 33442

PROXY STATEMENT

This proxy statement, which is being sent to stockholders on or about September 23, 2004, is furnished in connection with the solicitation of proxies by the Board of Directors of eDiets.com, Inc., a Delaware corporation (the “Company”), for use at the forthcoming Annual Meeting of Stockholders to be held on Thursday, November 4, 2004 (the “Meeting”), and at any adjournments thereof.

At the close of business on September 7, 2004, the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting, there were outstanding an aggregate of 20,745,027 shares of the Company’s Common Stock, $.001 par value (the “Common Stock”), the Company’s only class of securities entitled to vote at the Meeting.

Voting And Revocability Of Proxies

Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. In the election of directors, assuming a quorum is present, the seven nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of Proposals 2 and 3, assuming that the total vote cast with respect to that Proposal represents a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If a proxy is marked as “withhold authority” or “abstain” on any matter, or if specific instructions are given that no vote be cast on any specific matter (a “Specified Non-Vote”), the shares represented by such proxy will not be voted on such matter. Abstentions on Proposals 2 and 3 will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but broker non-votes and other Specified Non-Votes will not be so included.

Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the seven nominees for director, as provided in Proposal 1 below; FOR ratification of the selection of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2004 as provided in Proposal 2 below; FOR approval of the 2004 Equity Incentive Plan, as provided in Proposal 3 below; and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the “SEC”), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments thereof. See “Other Matters” below.

PROPOSAL 1

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of directors shall be fixed, from time to time, by resolution. The Board of Directors has fixed the number of directors to be elected at the Meeting at seven (7) and recommends to the stockholders the following seven (7) nominees for election as directors of the Company:

David R. Humble

Lee S. Isgur

Ciaran G. McCourt

Pedro N. Ortega-Dardet

Andrea M. Weiss

Robert L. Doretti

Ronald Luks

Each nominee has indicated their willingness to serve on the Board. If any nominee will be unable to serve, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than seven (7) directors. The nominees who are elected at the Meeting will serve as directors of the Company until the 2005 Annual Meeting of Stockholders, or until their successors are elected and have qualified, subject to earlier death, resignation, retirement or removal from office.

The following table sets forth, as of September 7, 2004, certain information with respect to each of the above nominees for election as a director at the Meeting and each director whose term of office will continue after the Meeting:

Name, Age And Occupation	Director Since
David R. Humble, 68	1999

Has served as Chairman of the Board and Chief Executive Officer of eDiets.com, Inc. since November 1999 except for the period from August through December 2000 when David J. Schofield served as Chief Executive Officer.

Lee S. Isgur, 66	1999

Has served as Principal and Chief Financial Officer of Marché restaurant (Menlo Park, California) since 2001. Mr. Isgur has been the Managing Partner of Corporate Counselors, a research and investment banking consulting firm since 1997. From 1994 to 1997, Mr. Isgur was Managing Director of Jeffries & Company, an investment-banking firm. Mr. Isgur has served on the board of Station Casinos, Inc. (NYSE) since 2003. He is a member of Station’s audit and corporate governance committees.

Ciaran G. McCourt, 41	2003

Has served as Managing Director of eDiets Europe Ltd. (“EDE”) from 2000, when the Company formed a joint venture with Unislim Ireland Limited (“Unislim”) to expand its operations into Europe to July 2004, when the Company purchased the remaining interest in EDE. Mr. McCourt continues to manage EDE as a wholly-owned subsidiary of the Company. From 1994 to 2000, Mr. McCourt served as Managing Director of Unislim. Mr. McCourt holds a B.C.L. law degree from University College, Dublin, Ireland and Kings Inns, Dublin, Ireland and a BL, Barrister at Law.

Pedro N. Ortega-Dardet, 40	2003

Has served as President of Skinmatics, Inc., which designs, manufactures and markets premium skin-care products under the name Wilma Schumann Skin Care, since 1997. Mr. Ortega-Dardet also serves as Director of the Esthetics Manufacturer and Distributors Alliance and serves as the Editor of Skin and Body News, an industry newsletter. Mr. Ortega-Dardet holds a B.S. degree in Industrial Engineering and Operations Research from Syracuse University and an M.B.A. with a concentration in Finance and a minor in Marketing from the University of Miami.

Andrea M. Weiss, 49	2004

Has served as President and CEO of Retail Consulting, Inc. since 2002, where Ms. Weiss consults with U.S. and European clients on brand development, consumer contact strategies and operational improvements. In addition, she currently serves on the boards of CBRL Group, Inc., owner of the Cracker Barrel Old Country Store and Logan’s Roadhouse restaurant chains, and Brookstone, Inc., which operates retail outlets and sells its items online and through catalogs. Ms. Weiss had previously been responsible for retail sales, direct marketing and brand management with such firms as The Walt Disney Company, Ann Taylor Stores, Guess?, Inc., and Limited Brands. From 2001 to 2002, Ms. Weiss was a member of the board of directors at dELiA*s, Inc., a multi-channel apparel and accessories business, targeting teenage girls and young women.

Robert L. Doretti, 61	2004

Had served as Chairman, Chief Executive Officer and President of ON Technology Corporation, a provider of software infrastructure solutions to Fortune 500 enterprises, from 2000 through its acquisition by Symantec Corporation in February 2004. From 1995 through its acquisition by Oracle Corporation in 1999, Mr. Doretti was President and Chief Executive Officer of Thinking Machines Corporation, a professional services and software provider of data mining and customer relationship management (CRM) solutions. Mr. Doretti spent over 19 years at Wang Laboratories, Inc., including the last 7 years as Senior Vice President of US Operations, where he was instrumental in growing that business to $1.8 billion in revenue.

Ronald Luks, 53	2004

Has served as President of Egret Associates, Inc. since 1983 and is a founding principal in Fun Online Corp. Both firms provide content creation and licensing services, online community management and real time publication services to the major commercial online services including CompuServe, Netscape.com, AOL and the Microsoft Network. Mr. Luks has been an industry consultant to such firms as Nintendo of America, Rolling Stone Interactive, Activision, and Sega of America. Mr. Luks was formerly a partner in the Wall Street firm of Ernst & Co., and a member of the American Stock Exchange and other national stock and commodity exchanges. He currently maintains his securities registration with Liberty Pacific Securities, LLC, a Seattle-based investment banking firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

CORPORATE GOVERANCE

Board of Directors

The Board of Directors of the Company, which met fourteen times and acted by unanimous written consent on two separate occasions in 2003, has formed the following standing committees.

1.	The Audit Committee currently consists of Mr. Isgur, Mr. Ortega-Dardet and Mr. Doretti, and its function is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Through July 2004, the committee consisted of Mr. Isgur, Mr. Ortega-Dardet and Isaac Kier. Mr. Kier resigned from the Board in July 2004. Mr. Doretti joined the Committee shortly thereafter. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at www.ediets.com. The Board has determined each individual to be “financially sophisticated” and an “audit committee financial expert” as those terms are defined by the Nasdaq Corporate Governance Rules and the rules of the Securities and Exchange Commission. The Audit Committee met four times in 2003. Mr. Isgur is the chairperson of the Audit Committee.

2.	In July 2004, the Board of Directors created the Governance Committee which consists of Mr. Doretti, Mr. Isgur, Mr. Luks, Mr. Ortega-Dardet, and Ms. Weiss. Its functions are to assist the Board of Directors in determining and overseeing the compensation practices of the company and to focus on issues involving the composition and operation of the Board of Directors and its committees, and the development of good corporate governance practices. These functions were formerly performed by separate Nominating and Compensation committees. Until July 2004, the Compensation Committee and the Nominating Committee both consisted of Messrs. Isgur and Ortega-Dardet respectively. In 2003, the Nominating Committee consulted informally on numerous occasions and the Compensation Committee met once.

During 2003, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period for which he or she has been a director and (ii) all meetings of each committee of the Board held during the periods that he or she served as a member of the committee.

The Board has determined that Mr. Doretti, Mr. Isgur, Mr. Luks, Mr. Ortega-Dardet, and Ms. Weiss are independent directors, as defined under the Nasdaq Marketplace Rules. Furthermore, all of the Audit Committee members are independent, as independence for audit committee members is defined under the Nasdaq Marketplace Rules and SEC regulations. All of the Governance Committee members are independent, as independence for compensation, nominating and governance committees is defined under the Nasdaq Marketplace Rules.

There are no family relationships among any of the directors or executive officers of the Company.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee has adopted guidelines regarding the engagement of the independent auditor. For audit services (including statutory audit engagements as required under state laws), the independent auditor will provide the Audit Committee with an engagement letter no later than 6 weeks prior to the end of the fourth quarter of each year outlining the scope of the audit services proposed to be performed during the next fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at the later of either its 4th Quarter Audit Committee meeting or four weeks before the end of the 4th Quarter. The independent auditor will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services, Company management will submit to the Audit Committee for approval (during June or September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next committee meeting.

The independent auditor must ensure that all audit and non-audit services have been approved by the Audit Committee. The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and to report at least annually to the Audit Committee.

Director Compensation

Under the Company’s compensation policy for non-employee directors in place in 2003, directors did not receive any cash compensation from the Company for their services as members of the Board of Directors, although they were reimbursed for travel and lodging expenses in connection with attendance at Board and committee meetings. However, each non-employee director was granted the option to purchase 25,000 shares of Common Stock pursuant to the Company’s 1999 Stock Option Plan (as amended and restated effective April 1, 2002). These options vested immediately and the exercise price is equal to the market price of the Common Stock on the date of grant. Each non-employee director was also granted the option to purchase 25,000 shares of Common Stock, for committee service. These options vested over a two-year period and the exercise price was equal to the market price of the Common Stock on the date of the grant. No additional compensation was paid for service as a committee chair or for attendance at special meetings of the Board.

In July 2004, the Board of Directors approved a new compensation policy for the Company’s non-employee directors. Upon initial appointment, non-employee directors are granted the option to purchase 25,000 shares of Common Stock pursuant to the Plan. These options vest in four increments over a two-year period. Options are granted for an additional 12,500 shares on January 1 of each succeeding year of board service. These options vest in two increments over a one-year period. Options are also granted for an additional 12,500 shares per year for each year of service on the Governance Committee. These options vest in two increments over a one-year period. The exercise price for all options is equal to the market price of the Common Stock on the date of grant. Non-employee directors also receive an annual retainer in the amount of $10,000 which they may choose to take in the form of cash or stock. They are compensated in the amount of $500 for each face-to-face meeting of the Board or a committee thereof and for every five telephone meetings of the Board or a committee thereof. Non-employee directors are reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging.

Directors who are officers of or employed by the Company are not additionally compensated for their Board and committee activities.

Director Nomination Process

The Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend to the Committee candidates for election to the Board of Directors must do so in writing. The recommendations should be sent to the Secretary of the Company, care of James A. Epstein, General Counsel, 3801 West Hillsboro Boulevard, Deerfield Beach, FL 33442, who will, in turn, forward the recommendation to the Secretary and to the Committee. The recommendation must set forth (i) the name and address as they appear on the Company’s books of the stock holder making the recommendation and the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in the Company’s proxy statement as a nominee for election to the board and to serving as a director, if elected. Stockholders must also comply with all requirements of the Company’s by-laws with respect to nomination of persons for election to the Board of Directors.

The Committee believes that nominees for election to the Board of Directors should possess sufficient business or financial experience and a willingness to devote the time and effort necessary to discharge the responsibilities of a director. This experience can include, but is not limited to, service on other boards, experience in the industries in which the Company conducts its business, operational experience, or a background in e-commerce, marketing, retail or distribution. The Committee believes that nominees should be selected based on qualifications and strengths that are considered in their totality rather than based upon a mechanical application of specified criteria. The Committee strives to nominate persons for election to the Board whose background, integrity, and personal characteristics indicate that they will make a positive contribution to the Company. The Committee plans to evaluate all candidates in the same manner without regard to whether a candidate has been recommended internally, by a stockholder, or otherwise.

Stockholder Communication Policy

Stockholders may send communications to the Board of Directors or individual members of the Board by writing them, care of James A. Epstein, General Counsel, 3801 West Hillsboro Boulevard, Deerfield Beach, FL 33442, who will forward the communication to the intended director or directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form which will maintain confidentiality.

Attendance at Annual Meetings of Stockholders

The Company encourages all directors to attend the Company’s annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that comprises a code of ethics, as defined by the federal securities laws. The Code of Business Conduct and Ethics applies to all directors, officers and employees of the Company and is posted at www.ediets.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

The selection of Ernst & Young LLP (“E&Y”) to serve as independent auditors of the Company for the current fiscal year ending December 31, 2004, will be submitted to the stockholders of the Corporation for ratification at the Meeting. Representatives of E&Y will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

E&Y served as the Company’s independent auditors for every fiscal year since 1999.

E&Y has advised the Company that neither it nor any of its members has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by E&Y during the year ended December 31, 2003 were furnished at customary rates.

THE BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF ITS SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004 IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR SUCH RATIFICATION.

PROPOSAL 3

APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

The following summary of the material features of the eDiets.com, Inc. Equity Incentive Plan (the “Plan”) is qualified in its entirety by the full text of the Plan that appears as Appendix “A” to this Proxy Statement.

General Summary

The purpose of the Plan is to advance the interests of the Company by providing for the grant of stock-based and other incentive awards to key employees and key non-employees of the Company. The Plan will become effective on the date of its approval by the stockholders and will terminate on the date of the annual meeting of the Board of Directors immediately following the tenth (10th) anniversary of the Board’s adoption of the plan. The Plan will be administered by the Governance Committee of the Board of Directors (“the Committee”).

The Plan provides for the grant of stock options (both non-statutory options or “NSOs” and, in the case of employees, incentive stock options or “ISOs”), stock appreciation rights (“SARs”), restricted stock, deferred stock and unrestricted stock. Unless otherwise determined by the Committee, awards may not be transferred except by will or by the laws of descent and distribution.

Number of Shares.

A maximum of 1,500,000 shares of Common Stock may be delivered in satisfaction of awards made under the Plan. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs, and the maximum number of shares of Common Stock that may be issued pursuant to the exercise of NSOs, will each be 800,000. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year, and the maximum number of shares of Common Stock subject to SARs granted to any person in any calendar year, will each be 800,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be 450,000 shares. In the event of a stock dividend, stock split or other change in the Company’s capital structure, or a distribution to stockholders other than normal cash dividends, the Committee will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to and available for awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Committee may also make similar adjustments in response to any other event, as the Committee deems appropriate, to avoid distortion in the operation of the Plan.

The share limitations described above are in addition to the limitation on the number of shares available for awards under the Plan.

The maximum number of shares that may be issued under the Plan represents approximately seven percent of the total number of shares of the Common Stock outstanding on September 7, 2004. Approximately 793,506 shares remain issuable in connection with outstanding awards under prior Company plans. The total number of shares issuable under prior Company plans, combined with shares issuable under the proposed Plan, represent approximately eleven percent of the Company’s outstanding shares on September 7, 2004.

Administration of Plan.

The Plan is administered by a committee of the Board of Directors, currently the Governance Committee. Committee members are required to satisfy applicable requirements for independence. The Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Committee’s determinations are conclusive and bind all parties.

Eligibility.

Participation in the Plan is limited to the Company’s key employees and to key non-employees (other persons or entities including consultants and non-Employee directors of the Company who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company).

Stock Options.

Each stock option awarded under the Plan will be a non-ISO unless expressly designated as an ISO at the time of the grant. The exercise price of stock options granted under the Plan will be determined by the Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted. The term of any option granted under the Plan may not exceed ten years. Options will be exercisable at such time or times and on such conditions as the Committee specifies.

Stock Appreciation Rights.

SARs may be granted either in tandem with or independent of stock options. Each SAR entitles the holder of the SAR, in general, to receive upon exercise the excess of the fair market value of the underlying Common Stock at the time of exercise over the fair market value of the Common Stock on the date the SAR was granted. The Committee may also grant SARs that implement other bases for Common Stock value comparison including, but not limited to, comparisons to stock indices.

Restricted Stock Awards; Unrestricted Stock.

The Plan provides for awards of nontransferable shares of Common Stock subject to repurchase or forfeiture. The minimum period that restrictions must remain in place is three years unless the restricted Common Stock is also subject to performance restrictions, in which case the minimum period is one year. The Plan prohibits the Committee from waiving these restriction periods. Restricted Common Stock is subject to repurchase by the Company at the original purchase price (or forfeiture to the Company, if no cash was paid) if the grantee of the restricted Common Stock ceases to be affiliated with the Company before the restrictions lapse. The Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The Plan also provides for awards of unrestricted stock, but no more than 90,000 shares of unrestricted stock in the aggregate may be granted at less than fair market value or not in lieu of cash compensation equal to fair market value.

Deferred Stock.

The Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Committee in its discretion. The Committee may, in its discretion, accelerate the time at which all or any part of the Common Stock will be delivered. A deferred stock award that is not granted in lieu of cash compensation will vest not more rapidly than ratably over a three-year period unless the award is also subject to performance restrictions, in which case the minimum vesting period will be one year.

Performance Awards.

Any award under the Plan may be made subject to the satisfaction of performance criteria specified by the Committee. In the case of performance awards intended to qualify for exemption under Internal Revenue Code Section 162(m), the Committee will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Any performance criterion based on performance over time will be determined by reference to a period of at least one year. The Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met.

Termination of Affiliation with Company: Effect on Stock Options and SARs.

Except as otherwise determined by the Committee, if a participant in the Plan dies, any options or SARs owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option or SAR will be exercisable beyond the end of its original term. In addition, and except as otherwise determined by the Committee, if a participant’s affiliation with the Company ends because of the participant’s retirement after attaining the age of 55 or total and permanent disability, then any options or SARs held by the participant that were exercisable at the time of retirement may be exercised by the participant at any time in accordance with the original terms of the options or SARs. Finally, and except as otherwise determined by the Committee, if a participant’s employment (or other applicable affiliation with the Company) terminates for any reason other than death or retirement, options and SARs that were exercisable at the time the participant ceased to be affiliated with the Company will remain exercisable for three months, provided that (i) under no circumstances will any option or SAR be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the Committee may elect to terminate any options or SARs immediately. In all cases, options and SARs that are not exercisable on the date of termination will terminate on that date.

Termination of Affiliation with the Company: Effect on Restricted and Deferred Stock.

Except as otherwise determined by the Committee, upon termination of a participant’s affiliation with the Company for any reason, all shares of Common Stock subject to continuing restrictions will be repurchased by the Company at the price originally paid for them. Deferred Common Stock awards to which the participant did not become irrevocably entitled prior to the termination of the participant’s affiliation with the Company will be forfeited upon termination of the affiliation.

Effect of Certain Mergers, Consolidations, Etc.

In the case of certain mergers, consolidations or similar transactions in which a majority of the Company’s stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation of the Company, the Committee may, in its discretion, make stock options and SARs immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award. In addition, the Committee may, under such circumstances, provide for replacement awards for certain participants.

Amendment of Plan.

The Committee may amend the Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of awards. The Committee may not, without the approval of the stockholders of the Company, effectuate a change to the Plan (i) for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Internal Revenue Code Section 162(m); or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the 2004 Plan, or change the class of persons or entities that qualify as participants under the 2004 Plan.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences under the Internal Revenue Code (“the Code”) of the issuance and receipt of options under the 2004 Plan.

Incentive Stock Options.

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO, although the exercise of an ISO may result in an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a corresponding deduction available to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Non-statutory Options.

In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as an NSO. ISOs are also treated as non-statutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The foregoing summary assumes that stock options are exercised for substantially vested stock. Where a stock option is exercised for Restricted Stock, as is permitted by the 2004 Plan, the tax treatment will differ from the treatment summarized above. In general, a participant who exercises an NSO for Restricted Stock will have income taxable at ordinary income rates only when the stock vests, in an amount equal to the fair market value of the stock at time of vesting less the exercise price. However, the participant may make a special election to have the income measured and taken into account, instead, at time of exercise. In either case, a corresponding deduction will be available to the Company. In the case of a participant who exercises an ISO for Restricted Stock, the determination of “alternative minimum taxable income” (relevant in determining whether an alternative minimum tax must be paid) will follow rules similar to the rules for determining ordinary income in the case of the exercise of an NSO. For regular income tax purposes, the exercise of an ISO for Restricted Stock will be treated the same as the exercise of an ISO for substantially vested stock, provided that the shares are held for the requisite one-year and two-year holding periods described above. It is unclear how an earlier disposition of the shares would affect the measurement of a participant’s ordinary income in the case of an ISO exercised for Restricted Stock.

The vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account under the Code in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, payments associated with the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

The Code also limits to $1 million the deduction the Company may claim for compensation paid annually to any of its top five officers, subject to a number of exceptions. The deduction limitation rules provide an exemption for compensation attributable to the exercise of non-discounted stock options that satisfy certain requirements. Stock options awarded under the Plan are intended to qualify for this exemption.

Stock Appreciation Rights

Any income paid to a person with respect to a SAR will be treated as compensation and taxed at ordinary income rates. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income.

Stock Awards

Persons receiving Common Stock pursuant to an Award generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. Such compensation income will be taxed at ordinary income rates. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognized capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s adjusted tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income). Special rules apply if the Common Stock acquired pursuant to an Award is subject to vesting, or is subject to restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders. Deferred Stock issued pursuant to an Award may also be subject to special rules.

THE BOARD OF DIRECTORS RECOMENDS A VOTE FOR PROPOSAL 3.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the Meeting other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable rules of the SEC, in accordance with the judgment of the persons voting such proxies. In the latter regard, the Company intends to avail itself, with respect to the Meeting, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, as amended, which grant the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an annual meeting if the Company has not received notice a reasonable time before it mails its proxy materials for the current year. The Company has received no notice of any shareholder proposal.

ADDITIONAL INFORMATION

Executive Officers

David R. Humble, 68, has served as Chairman of the Board since 1999. He has also served as our Chief Executive Officer during this period except for the period from August through December 2000 when David J. Schofield was our Chief Executive Officer. From 1985 to 1987, he was the President, Chief Executive Officer and Director of CheckRobot, Inc., which developed a self-service checkout system for supermarkets. From 1968 to 1985, he served in a number of marketing and operations capacities with Sensormatic Electronics Corporations, which develops and markets electronic security and surveillance products, including Vice President/ Manufacturing and Vice President/ Future Products and was a member of its board of directors. Mr. Humble holds a number of technology patents, including the original electronics security tag found on garments in retail stores worldwide to protect against shoplifting.

Robert T. Hamilton, 40, has served as Chief Financial Officer and Treasurer since November 1999. From July 1995 to November 1999, Mr. Hamilton was Manager, Financial Reporting for Equinox Systems Inc., a public company engaged in the design and development of serial input/output communication devices. Prior to July 1995, Mr. Hamilton was an audit manager with Arthur Andersen LLP. Mr. Hamilton is also a certified public accountant.

Alison C. Tanner, 42, has served as Chief Strategy Officer. Prior to joining the Company, Ms. Tanner was Director of Investor Relations and Financial Media Relations at Sensormatic Electronics, a NYSE-listed global supplier of electronic security and surveillance products, from 1996 to 2000. Ms. Tanner also served as Senior Director of E-Business. Sensormatic was subsequently sold to Tyco International LTD. Before her work at Sensormatic, Ms. Tanner was Vice President, Director of Private Placements for Granite Capital, LP, a New York based equity-oriented limited partnership, from 1993 to 1996. Prior to Granite Capital Ms. Tanner worked from 1986 to 1993 at Fred Alger Management, Incorporated, a pension and mutual fund management firm, for one year as a Chartered Financial Analyst and subsequently as an Equity Portfolio Manager. Ms. Tanner spent 1985 to 1986 at Salomon Brothers, Incorporated, a leading investment bank, as a Mortgage-backed Security Analyst in New York, New York, and in 1983 to 1984 as a Registered Representative at Dean Witter Reynolds, Incorporated.

James A. Epstein, 39, has served as General Counsel since April 2004. Prior to joining the Company, Mr. Epstein was General Counsel/Secretary at 21st Century Holding Company from 2000 to 2004, where he oversaw securities matters, regulatory compliance, corporate governance and contracts. From 1999 to 2000, Mr. Epstein was General Counsel for Internet solutions provider 186K.Net, where he drafted commercial contracts and oversaw contractual and licensing relationships with strategic partners such as AT&T, Sprint and Microsoft. As an associate at law firms Conrad & Scherer and Hinshaw & Culbertson, he specialized in the insurance and health care fields, where his clients included major insurers, Lloyds of London, public hospital districts and private health care companies such as HCA and Humana.

Beneficial Ownership Of Principal Shareholders And Management

The following table sets forth, as of September 7, 2004 (unless otherwise specified), certain information regarding beneficial ownership of Common Stock: (i) by each person who is known by us to beneficially own more than 5% of our outstanding shares; (ii) by each of our directors; (iii) by each executive officer or former executive officer named in the Summary Compensation Table appearing later in this proxy statement; and (iv) by all of our present directors and executive officers as a group. Such information is based upon information filed by such persons with the SEC or provided to the Company by such persons or by other sources believed to be reliable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
David R. Humble	7,492,397	(1)	35.6%
Isaac Kier	906,178	(2)	4.3%
Lee S. Isgur	320,050	(3)	1.5%
Pedro N. Ortega-Dardet	101,904	(4)	*
Ciaran G. McCourt	306,605	(5)	1.5%
Ronald Luks	—		*
Andrea M. Weiss	—		*
Robert L. Doretti	—		*
Robert T. Hamilton	169,499	(6)	*
Alison C. Tanner	49,999	(7)	*
James A. Epstein	4,999	(8)	*
All directors and executive officers as a group (11 persons)	9,351,631		42.8%

*	Less than 1%

(1)	Includes 308,833 shares issuable upon exercise of stock options that are vested or exercisable within sixty (60) days.

(2)	Includes 261,250 shares issuable upon exercise of stock options that are vested or exercisable within sixty (60) days; 15,211 shares held by a charitable remainder trust of which Mr. Kier and his wife are the trustees; and 156,250 shares issued in the private placement to Coqui Capital Partners, L.P., of which Mr. Kier is the general partner. Mr. Kier disclaims beneficial ownership of shares held by Coqui Capital Partners, L.P. except for his proportional interest therein.

(3)	Includes 5,600 shares held by a revocable trust of which Mr. Isgur is the trustee and beneficiary, 11,000 shares held by members of his immediately family and 195,900 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.

(4)	Represents 14,404 shares received in connection with the merger of DietSmart, Inc. with and into eDiets.com, Inc. in 2001 and 87,500 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.

(5)	Includes 255,605 shares acquired via acquisition of the remaining securities of eDiets Europe, which was partially owned by Mr. Court and 50,000 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.

(6)	Includes 167,499 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.

(7)	Represents 49,999 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.

(8)	Represents 4,999 shares issuable upon the exercise of stock options that are vested or exercisable within sixty (60) days.

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal years 2003, 2002 and 2001 to or for: (i) the Company’s Chief Executive Officer; and (ii) each of the Company’s four other most highly compensated executive officers whose total annual salary and bonus for fiscal year 2003 exceeded $100,000 (collectively, the “Named Officers”) for services rendered to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION	YEAR	ANNUAL COMPENSATION					LONG TERM AWARDS
		SALARY ($)	BONUS ($)		OTHER ANNUAL COMP ($)		SECURITIES UNDERLYING OPTIONS (#)	ALL OTHER COMPENSATION ($)
David R. Humble, Chairman and Chief Executive Officer	2003 2002 2001	$263,937 247,720 250,000	$	— — —	$2,925 2,663 2,625	(2) (2) (2)	— 250,000 —	$	— 7,500 —	(3)
Robert T. Hamilton, Chief Financial Officer	2003 2002 2001	$178,463 158,022 114,231	$	— — —	$3,000 2,625 2,500	(2) (2) (2)	30,000 — 63,000	$	— — —
Alison C. Tanner (1) Chief Strategist, Director of Investor Relations	2003 2002 2001	$163,699 94,772 —	$	— — —	$3,000 2,750 —	(2) (2)	10,000 85,000 —	$	— — —

(1)	Ms. Tanner joined us in May 2002 and was a consultant for the period of February 2002-April 2002.

(2)	Represents 401(k) contributions made by us on their behalf.

(3)	Represents long term care benefits paid by us as required by Mr. Humble’s employment agreement.

Option Grants In Last Fiscal Year

The following table sets forth certain information concerning individual grants of stock options made during fiscal 2003 to Named Officers. All grants of stock options reflected in the following table were made pursuant to the Company’s Stock Option Plan (as amended and restated effective April 1, 2002).

OPTION/SAR GRANTS IN LAST FISCAL YEAR

(INDIVIDUAL GRANTS)

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (#)	% OF TOTAL OPTIONS/SARS GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE ($/SH)	MARKET PRICE ON GRANT DATE ($/SH)	EXPIRATION DATE
David R. Humble	—	—	—	—	—
Robert T. Hamilton	30,000	4.6%	$2.86	$3.50	09/04/2008
Alison C. Tanner	10,000	1.5%	$2.86	$3.50	09/04/2008

Aggregate Options Exercised In Last Fiscal Year And Fiscal Year-End Options Values

The following table sets forth information concerning option exercises by Named Officers during fiscal 2003, and the value of all unexercised stock options held by Named Officers, as well as the number of shares of Common Stock underlying unexercised stock options held by Named Officers, as of December 31, 2003, the last day of fiscal 2003:

AGGREGATE OPTION EXERCISES FOR FISCAL 2003 AND YEAR END OPTION VALUES

NAME	SHARES ACQUIRED ON EXERCISE	VALUE ($) REALIZED (1)	NUMBER OF UNEXERCISED OPTIONS AT DECEMBER 31, 2003 (#) EXERCISABLE/ UNEXERCISABLE			VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS AT DECEMBER 31, 2003 ($) EXERCISABLE/ UNEXERCISABLE (2)
David R. Humble	—	—	224,999	/	125,001	$852,121	/	$445,629
Robert T. Hamilton	—	—	195,000	/	30,000	$885,051	/	$96,150
Alison C. Tanner	40,000	$84,720	32,500	/	22,500	$132,413	/	$85,363

(1)	Amounts disclosed in this column were calculated based on the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and do not reflect amounts actually received by the named officers.

(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2003, the fiscal year-end ($6.065 per share), multiplied by the number of shares underlying the option. Fair market value is calculated as the mean average of the “high” and “low” prices, if any, on the date of grant of the option.

Employment Agreements

In November 1999, the Company entered into a three-year employment agreement with Mr. Humble that automatically renews each year thereafter. Mr. Humble currently receives a base salary of $250,000 per year, which was increased from $150,000 in December 2000. He is also entitled to receive a bonus to be determined by the Governance Committee, based on the Company’s income before taxes. The employment agreement contains a non-competition provision for the term of employment and two years thereafter and a non-disclosure provision. In the event of a change of control and the termination of his employment, the Company shall pay Mr. Humble within thirty (30) days after such termination, a lump sum payment in cash in an amount equal to the balance of his base salary for the remaining term of the employment agreement. A change of control is defined to have occurred if (i) any “person” or “group of persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the Company’s then outstanding securities having the right to vote on the election of directors or (ii) if directors constituting a majority of the Board of Directors are elected to the Board of Directors without the recommendation or approval of the incumbent Board of Directors.

On June 1, 2002, the Company entered into an employment agreement with Mr. Hamilton. The agreement has a term of two years commencing on the date of the agreement and provides for salaries to be reviewed on an annual basis. He currently receives a base salary of $189,000 per year. The agreement also provides for a lump sum payment of $150,000 plus a pro-rata portion of any earned but unpaid bonus and/or commissions in the event of termination for any reason other than “cause” (as defined in his agreement), death or disability or in the event of resignation for “good reason” (as defined in his agreement) following a “change of control.” “Change of control” is defined in his agreement to mean another person or entity owns more voting stock of the Company than Mr. Humble or Mr. Humble is no longer the Company’s Chairman or Chief Executive Officer. In addition, under the terms of the agreement, in the event of a change of control, all options granted to the executive shall immediately vest and become exercisable and the exercise period of each such option will be extended until the option expires. The agreement contains covenants regarding disclosure and assignment of discoveries to the Company, non-disclosure of confidential Company information and non-competition for the term of the agreement and for one year following termination for cause. However, if the termination is for a reason other than “cause,” the non-competition covenant terminates as of the executive’s termination date.

On February 11, 2003, the Company entered into an employment agreement with Ms. Tanner. Her agreement has a term of one and one-half years commencing on the date of the agreement and provides for her salary to be reviewed on an annual basis. She currently receives a base salary of $189,000 per year. The agreement also provides for a lump sum payment of $150,000 plus a pro-rata portion of any earned but unpaid bonus and/or commissions in the event of termination for any reason other than “cause” (as defined in her agreement), death or disability or in the event of resignation for “good reason” (as defined in her agreement) following a “change of control.” “Change of control” is defined in her agreement to mean another person or entity owns more voting stock of the Company than Mr. Humble or Mr. Humble is no longer the Company’s Chairman or Chief Executive Officer. In addition, under the terms of each agreement, in the event of a change of control, all options granted to her shall immediately vest and become exercisable and the exercise period of each such option will be extended until the option expires. Ms. Tanner’s agreement contains covenants regarding disclosure and assignment of discoveries to the Company, non-disclosure of confidential Company information and non-competition for the term of the agreement and for one year following termination for cause. However, if she is terminated for any reason other than “cause,” the non-competition covenant terminates as of the termination date.

Comparative Stock Performance

The following graph and table compare the three-year period commencing December 31, 2000 and ending December 31, 2003. This time period was selected for comparative use, due to the fact that eDiets.com, Inc. began trading on June 27, 2000. For the period June 27, 2000 through February 16, 2004, eDiets.com traded over the counter under the ticker symbol EDET. Effective February 17, 2004, eDiets.com began trading on the NASDAQ SmallCap Market under the ticker symbol DIET.

The annual change in the cumulative total return on the Common Stock, the NASDAQ Composite Index, and the Russell 2000 Index assumes an investment of $100 on December 31, 2000 (at the market close) and the reinvestment of any dividends. Thus, the chart and table depict ‘return of investment’ values. To determine ‘return on investment’ the reader should deduct 100 from each of the values depicted in the table. Any negative values would represent the loss of principal.

	2000	2001	2002	2003
eDiets.com, Inc.	100.00	237.91	208.70	857.04
NASDAQ Composite Index	100.00	78.95	54.06	81.09
Russell 2000 Index	100.00	101.03	79.23	115.18

COMPENSATION REPORT

The Company’s Governance Committee (the “Committee”) oversees the compensation programs of the Company, with particular attention to the compensation of the chief executive officer and the other executive officers. The Committee reviews and recommends to the Board of Directors changes to the Company’s compensation policies and benefits programs, administers the Company’s stock plans, including recommending approval of stock option grants to executive officers and other stock option grants, and otherwise ensures that the Company’s compensation philosophy is consistent with the best interests of the Company and is properly implemented.

The Company’s compensation philosophy is to (1) provide a competitive total compensation package that enables the Company to attract and retain key executive and employee talent needed to accomplish the Company’s goals, and (2) link compensation to improvements in the Company’s financial and operational performance. Total compensation is therefore comprised of a base salary plus both cash and non-cash incentive compensation, and is based on the Company’s financial performance and other factors.

The Committee reviews each executive officer’s base salary annually. In determining appropriate base salary levels, consideration is given to the officer’s impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets.

The chief executive officer participates in the same programs and receives compensation based on the same factors as the other executive officers. In addition, the Committee considers the status of chief executive officer as the Company’s most senior officer and the important role he has in achieving overall corporate goals. The chief executive officer’s overall compensation therefore reflects this greater degree of policy and decision-making authority, and the higher level of responsibility with respect to the strategic direction and financial and operational results of the Company.

The Committee believes that granting stock options provides officers with a strong economic interest in maximizing shareholder returns over the longer term. The Company believes that the practice of granting stock options is important in retaining and recruiting the key talent necessary at all employee levels to ensure the Company’s continued success.

/s/ LEE S. ISGUR
(Chairman)

/s/ PEDRO N. ORTEGA-DARDET

/s/ ANDREA M. WEISS*

/s/ ROBERT L. DORETTI*

/s/ RONALD LUKS*

September 20, 2004

*	Members of the Committee as of July 2004.

AUDIT COMMITTEE REPORT

The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

2. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards (“SAS “) 61 (Communications with Audit Committees), as may be amended or modified.

3. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Ernst & Young LLP their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the Commission.

/s/ LEE S. ISGUR
(Chairman)

/s/ PEDRO N. ORTEGA-DARDET

/s/ ROBERT L. DORETTI*

September 20, 2004

*	Member of Audit Committee as of July 2004.

Independent Auditors and Fees

The firm of Ernst & Young LLP served as the Company’s independent public accountants for fiscal 2003 and the Company anticipates that Ernst & Young LLP will serve as its independent public accountants for fiscal 2004, the Audit Committee having recommended the retention of Ernst & Young LLP as the Company’s independent public accountants for fiscal 2004. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

The following table sets forth fees billed to the Company by the Company’s independent auditors for the years ended December 31, 2003 and December 31, 2002 for (i) services rendered for the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

Principal Accountant Fees and Services

Services	2003	2002
Audit Fees	$192,152	$167,069
Audit – Related Fees(1)	5,880	—
Tax Fees(2)	41,740	39,873
All Other Fees	—	—

Total	$239,772	$206,942

(1)	Consists of fees billed for consultation related to internal control requirements.

(2)	Consists of fees billed for domestic and international tax consulting.

Prior to engaging our accountants to perform a particular service, our Audit Committee obtains an estimate for the service to be performed. All of the services described above were approved by the Audit Committee in accordance with its procedures.

Certain Relationships And Related Transactions

David R. Humble, our founder and Chief Executive Officer, was awarded a U.S. patent in 2002 covering the means of using the Internet to provide an interactive link in a store for the purpose of providing retailers and manufacturers with information to measure the response of the consumers to sales and marketing information. He has granted the Company a royalty-free exclusive perpetual license to use the aspects of the invention under the patent that relate to the Company’s Internet marketing program.

During 2002, 2001 and 2000, James Meyer, a former member of the Company’s Board of Directors, provided consulting services to the Company beyond his duties as a director. As compensation for these services, in January 2002, June 2001 and September 2000, the Company granted the director vested options to purchase 25,000, 25,000 and 50,000 shares of Common Stock at an exercise price of $1.75, $1.38 and $1.87 per share, respectively. Consulting expense of approximately $24,000, $20,000 and $54,000 was recognized for the fair value of the options for the years ended December 31, 2002, 2001 and 2000, respectively. Additionally, the former director earned royalties of approximately $44,000 and $19,000 for the years ended December 31, 2002 and 2001, respectively, related to the Company’s companion program product sales.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (“reporting persons”) to file certain reports of ownership and changes in their ownership of the Company’s equity securities with the SEC.

As of the date of this report, based on a review of the copies of the forms received, the Company believes that all directors, officers and beneficial holders of more than 10% of the Company’s equity securities timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2003.

Solicitation of Proxies

The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specifically compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

Shareholder Proposals

In order to be eligible for inclusion in the Company’s proxy material for the 2005 Annual Meeting of Shareholders, shareholders’ proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than December 10, 2004.

Miscellaneous

A copy of the Company’s 2003 Annual Report on Form 10-KSB is being mailed with this Proxy Statement but is not to be regarded as proxy solicitation material.

Copies of exhibits to the Form 10-KSB also will be furnished upon request and the payment of a reasonable charge. All requests should be directed to the Secretary of the Company, 3801 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442.

By order of the Board of Directors,

/s/ ROBERT T. HAMILTON
Robert T. Hamilton, Secretary

September 20, 2004

APPENDIX “A”

eDiets.com, Inc.

EQUITY INCENTIVE PLAN

The purpose of this Equity Incentive Plan (the “Plan”) is to advance the interests of eDiets.com, Inc. by enhancing its ability to attract and retain employees and other persons who can make significant contributions to the success of the Company through ownership of shares of the Company’s common stock.

The Plan is intended to accomplish this goal by enabling the Company to grant Awards in the form of options, stock appreciation rights, restricted stock awards, deferred stock awards, unrestricted stock, performance awards, or combinations thereof, as described in greater detail below.

ARTICLE I

DEFINITIONS

1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2 Award. “Award” shall mean the grant of an option, deferred stock, restricted stock, unrestricted stock, performance award, stock appreciation right or any combination thereof pursuant to this Plan.

1.3 Award Limit. “Award Limit” shall mean one million five hundred thousand (1,500,000) shares of common stock.

1.4 Board. “Board” shall mean the Board of Directors of the Company.

1.5 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.6 Committee. “Committee” shall mean the Committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no Committee is selected. If the Board delegates powers to a Committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such Committee shall consist initially of not less than two (2) members of the Board, each member of which must be a “Non-Employee Board Member” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. The failure of any Committee members to qualify as a “Non-Employee Board Member” shall not otherwise affect the validity of an Award. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any affiliate while serving on the Committee unless the Board determines that the grant of such Award satisfies the then current Rule 16b-3 requirements under the Exchange Act.

Notwithstanding anything herein to the contrary, and insofar as the Board determines that it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an “outside director” (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m)).

1.7 Company. “Company” shall mean eDiets.com, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

1.8 Disability or Disabled. “Disability or Disabled” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

1.9 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.10 Fair Market Value. “Fair Market Value” of a share of common stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of common stock on such date on the principal exchange on which shares of common stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the common stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the common stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if the common stock is not publicly traded, the Fair Market Value of a share of common stock as established by the Committee acting in good faith.

1.11 Key Employee. “Key Employee” shall mean an employee of the Company or of an affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an affiliate), designated by the Board or the Committee as being eligible to be granted one or more options under the Plan.

1.12 Key Non-Employee. “Key Non-Employee” shall mean a Non-Employee Board Member, consultant, or independent contractor of the Company or of an affiliate who is designated by the Board or the Committee as being eligible to be granted one or more options under the Plan.

1.13 Non-Employee Board Member. “Non-Employee Board Member” shall mean a director of the Company who is not an employee of the Company or any of its affiliates. For purposes of this Plan, a Non-Employee Board Member shall be deemed to include the employer of such Non-Employee Board Member, if the Non-Employee Board Member is so required, as a condition of his employment, to provide that any option granted hereunder be made to the employer.

1.14 Participant. “Participant” shall mean a Key Employee or a Key Non-Employee to whom an award is granted under the Plan.

1.15 Plan. “Plan” shall mean this Equity Compensation Plan, as amended from time to time.

1.16 Shares. “Shares” shall mean the following shares of the capital stock of the Company as to which Awards have been or may be granted under the Plan; treasury shares or authorized but unissued common stock $.001 par value, or any share of capital stock into which the shares are changed or for which they are exchanged within the provision of the Plan.

1.17 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.18 Termination of Directorship. “Termination of Directorship” shall mean the time when an optionee who is an independent director ceases to be a director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

1.19 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between the optionee, grantee or restricted stockholder and the Company is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment or retention as a consultant or advisor of an optionee, grantee or restricted stockholder by the Company, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to “incentive stock options”, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purpose of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said

Section. Notwithstanding any other provision of this Plan, the Company has an absolute and unrestricted right to terminate an employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares of stock subject to options, awards of restricted stock, performance awards, awards of deferred stock, unrestricted stock or stock appreciation rights shall be the Company’s common stock, $.001 par value. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed one million five hundred thousand (1,500,000), subject to adjustment as provided in Section 10.3. The shares of common stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to options or stock appreciation rights granted under the Plan to any individual in any calendar year shall not exceed the limitations set forth in this subsection 2.1(b) as follows:

(i) Subject to adjustment as provided in Section 10.3, the maximum number of shares of stock as to which options may be granted to any Participant in any one calendar year shall be 800,000 and the maximum number of shares of stock subject to SARs granted to any Participant in any one calendar year shall also be 800,000. These limits shall be construed and applied in a manner that is consistent with the rules under Section 162(m) of the Code.

(ii) Subject to adjustment as provided in Section 10.3, the maximum number of shares of stock subject to performance awards granted to any Participant in any one calendar year shall be 450,000. This limit shall be construed and applied in a manner that is consistent with the rules under Section 162(m) of the Code.

(iii) Subject to adjustment as provided in Section 10.3, the maximum number of shares of Stock that may be issued, in the aggregate, pursuant to the exercise of Options that do not qualify as “incentive stock options” under Section 422(b) of the Code (“non-ISOs”) shall be 800,000 and the maximum number of shares of Stock that may be issued, in the aggregate, pursuant to the exercise of stock options that qualify as

“incentive stock options” (“ISOs”) shall also be 800,000; provided, that the foregoing maximum limits shall not be construed to permit more than the maximum number of shares described at (a) above (as the same may be adjusted as provided in Section 10.3) to be issued in the aggregate pursuant to all Awards.

(c) To the extent required by Section 162(m) of the Code, shares subject to options which are canceled shall continue to be counted against the Award Limit and if, after grant of an option, the price of shares subject to such option is reduced, the transaction shall be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted shall be counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a stock appreciation right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company’s common stock, the transaction shall be treated as a cancellation of the stock appreciation right and a grant of a new stock appreciation right and both the stock appreciation right deemed to be canceled and the stock appreciation right deemed to be granted shall be counted against the Award Limit.

2.2 Unexercised options and Other Rights. Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) an option expires or is otherwise terminated without being exercised, or (ii) any shares of stock subject to any restricted stock, deferred stock or performance award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

ARTICLE III

GRANTING OF OPTIONS

3.1 Eligibility. Any officer, employee, consultant, advisor or director shall be eligible to be granted an option.

3.2 Granting of options.

(a) The Committee shall from time to time, in its absolute discretion:

(i) Select which Participants shall be granted options;

(ii) Subject to the Award Limit, determine the number of shares subject to such options;

(iii) Determine whether such options are to be incentive stock options or non-qualified stock options and whether such options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such options, consistent with this Plan; provided, however, that the terms and conditions of options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) The Committee shall instruct the secretary of the Company to issue such options and may impose such conditions on the grant of such options as it deems appropriate, including substitution or replacement of awards, cancellation and replacement or other adjustments to the Award, including but not limited to the strike price. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an option that the optionee surrender for cancellation some or all of the unexercised options, awards of restricted stock, deferred stock, performance awards, stock appreciation rights, or unrestricted stock or other rights which have been previously granted to him under this Plan or otherwise. An option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered option or other award.

3.3 Special Rules Applicable to incentive stock options.

(a) No person may be granted an incentive stock option under this Plan if such person, at the time the incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code.

(b) No incentive stock option shall be granted unless such option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No incentive stock option shall be granted to any person who is not an employee.

(c) Any incentive stock option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

(d) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 3.3(d), the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

ARTICLE IV

TERMS OF OPTIONS

4.1 Option Agreement. Each option shall be evidenced by a written stock option agreement, which shall be executed by the optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock option agreements evidencing options intended to qualify as performance-based compensation as described in Section l62(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock option agreements evidencing incentive stock options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2 Option Price. The price per share of the shares subject to each option shall be set by the Committee; provided, however, that (i) such price shall be no less than the par value of a share of common stock, and (ii) in the case of options intended to qualify as incentive stock options or as performance-based compensation as described in Section 162(m)(4)(C) of the Code such price shall be no less than 100% of the Fair Market Value of a share of common stock on the date the option is granted (110% of the Fair Market Value of a share of common stock on the date such option is granted in the case of an individual then owning (within the meaning of Section 424( d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company).

4.3 Option Term. The term of an option shall be set by the Committee in its discretion; provided, however, that, in the case of incentive stock options, the term shall not be more than ten (10) years from the date the incentive stock option is granted, or five (5) years from such date if the incentive stock option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

4.4 Option Vesting and Exercisability. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide, in its discretion, that any stock option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Committee may determine, in its sole discretion, including but not limited to in connection with any “change in control” of the Company, as defined in any stock option agreement.

ARTICLE V

EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable option may be exercised in whole or in part. However, an option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the option, a partial exercise be with respect to a minimum number of shares.

5.2 Manner of Exercise. All or a portion of an exercisable option shall be deemed exercised upon delivery of all of the following to the secretary of the Company or the secretary’s office:

(a) A written notice complying with the applicable rules established by the Committee stating that the option, or a portion thereof, is to be exercised. The notice shall be signed by the optionee or other person then entitled to exercise the option or such portion;

(b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the option shall be exercised pursuant to Section 10.1 by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the option; and

(d) Full cash payment to the secretary of the Company for the shares with respect to which the option, or portion thereof, is exercised. However, at the discretion of the Committee, the terms of the option may (i) allow a delay in payment up to thirty (30) days from the date the option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of common stock owned by the optionee for at least six months prior to the date of delivery, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of common stock then issuable upon exercise of the option having a Fair Market Value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee, or (vi) allow payment through any combination of the foregoing. In the case of a promissory note, the Committee may also prescribe the form of such note, the security to be given for such note and the rate of interest, if any, that the note shall bear. The option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and any such note or loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

5.3 Conditions to Issuance of Stock Certificate. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the option as the Committee may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

5.4 Rights as Stockholders. The holders of options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an option unless and until certificates representing such shares have been issued by the Company to such holders.

5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the optionee to give the Company prompt notice of any disposition of shares of common stock acquired by exercise of an incentive stock option within (i) two years from the date the option was granted or (ii) one year after the transfer of such shares to the optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an option refer to such requirement to be given prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK

6.1 Award of Restricted Stock.

(a) The Committee shall from time to time, in its absolute discretion, select which Participants shall be awarded restricted stock, and determine the purchase price, if any, and other terms and conditions applicable to such restricted stock, consistent with this Plan.

(b) The Committee shall establish the purchase price, if any, and form of payment for restricted stock, including any consideration required by applicable law. The Committee shall instruct the secretary of the Company to issue such restricted stock and may impose such conditions on the issuance of such restricted stock as it deems appropriate.

6.2 Restricted Stock Agreement. Restricted stock shall be issued only pursuant to a written restricted stock agreement, which shall be executed by the selected Key Employee or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

6.3 Rights as Stockholders. Upon delivery of the shares of restricted stock to the escrow holder pursuant to Section 6.5, the restricted stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the restricted stockholder’s restricted stock agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the common stock shall be subject to the restrictions set forth in Section 6.4.

6.4 Restriction. All shares of restricted stock issued under this Plan (including any shares received by holders thereof with respect to shares of restricted stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual restricted stock agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the restricted stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the restricted stock agreement. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing restricted stock until all of the restrictions imposed under the restricted stock agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.6 Legend. In order to enforce the restrictions imposed upon shares of restricted stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of restricted stock that are still subject to restrictions under restricted stock agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII

PERFORMANCE AWARDS, DEFERRED STOCK, UNRESTRICTED STOCK

7.1 Performance Awards.

(a) Any Participant selected by the Committee may be granted one or more performance awards. The value of such performance awards may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria (as defined in Section 7.1(c) below) determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of common stock over a fixed period or periods determined by the Committee. Performance conditioned awards are subject to the following:

(b) Any performance award intended to qualify as performance-based for purposes of Section 162(m) of the Code. In the case of any performance award to which this Section 7.1(b) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such performance awards, the Committee will establish, in writing, one or more specific Performance Criteria (as defined below) no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the performance award, as determined by the Committee. Prior to grant, vesting or payment of the performance award, as the case may be, the Committee will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the performance award. No performance award to which this Section 7.1(b) applies may be granted after the first meeting of the stockholders of the Company held in 2009 until the performance measures described in Section 7.1(c) below (as the same may be amended) have been resubmitted to and re-approved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(c) For purposes of this Section 7.1, “Performance Criteria” are specified criteria, other than the mere performance of services or the mere passage of time the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion means an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof); sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating rations; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Any Performance Criterion based on performance over a period of time shall be determined by reference to a period of not less than one year. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

7.2 Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant or sell shares of fully vested and unrestricted stock in such amounts and for such consideration, if any, as the Committee shall determine; provided, that the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, shall not exceed 90,000 shares.

7.3 Deferred Stock. Any Participant selected by the Committee may be granted an award of deferred stock in the manner determined from time to time by the Committee. The number of shares of deferred stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of common stock or other specific Performance Criteria determined appropriate by the Committee. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or Performance Criteria set by the Committee. Unless otherwise provided by the Committee, a grantee of deferred stock shall have no rights as a Company stockholder with respect to such deferred stock until such time as the award has vested and the common stock underlying the award has been issued.

7.4 Performance Award Agreement, Deferred Stock Agreement, Unrestricted Stock Agreement. Each performance award, award of deferred stock and/or unrestricted Stock shall be evidenced by a written agreement, which shall be executed by the grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

7.5 Term. The term of a performance award, award of deferred stock and/or unrestricted stock shall be set by the Committee in its discretion.

7.6 Payment on Exercise. Payment of the amount determined under Section 7.1, 7.2 or 7.3 above shall be in cash, in common stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in common stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. Subject to the Award Limit, a stock appreciation right may be granted to any Participant selected by the Committee. A stock appreciation right may be granted (i) in connection and simultaneously with the grant of an option, (ii) with respect to a previously granted option, or (iii) independent of an option. A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose, and shall be evidenced by a written stock appreciation right agreement, which shall be executed by the grantee and an authorized officer of the Company. The Committee, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and stock appreciation right agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the unexercised options, awards of restricted stock, deferred stock, performance awards or stock appreciation rights or other rights which have been previously granted to him or her under this Plan or otherwise. A stock appreciation right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered option or other award.

8.2 Coupled Stock Appreciation Rights.

(a) A coupled stock appreciation right (“CSAR”) shall be related to a particular option and shall be exercisable only when and to the extent the related option is exercisable.

(b) A CSAR may be granted to the grantee for no more than the number of shares subject to the simultaneously or previously granted option to which it is coupled.

(c) A CSAR shall entitle the grantee (or other person entitled to exercise the option pursuant to this Plan) to surrender to the Company unexercised a portion of the option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the option exercise price from the Fair Market Value of a share of common stock on the date of exercise of the CSAR by the number of shares of common stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

8.3 Independent Stock Appreciation Rights.

(a) An independent stock appreciation right (“ISAR”) shall be unrelated to any option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An

ISAR shall cover such number of shares of common stock as the Committee may determine. The exercise price per share of common stock subject to each ISAR shall be set by the Committee.

(b) An ISAR shall entitle the grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of common stock on the date of exercise of the ISAR by the number of shares of common stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

8.4 Payment and Limitations on Exercise. Payment of the amount determined under Section 8.2(c) and 8.3(b) above shall be in cash, in common stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in common stock it shall be made subject to satisfaction of all provisions of Section 5.3 hereinabove.

ARTICLE IX

ADMINISTRATION

9.1 Committee. The Committee shall consist of two or more directors appointed by and holding office at the pleasure of the Board. To the extent applicable, the members of the Committee shall each be an “outside director” as defined under Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which options, awards of restricted stock, deferred stock, unrestricted stock, performance awards or stock appreciation rights are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each optionee, grantee or restricted stockholder. Any such interpretations and rules with respect to incentive stock options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

9.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all optionees, grantees, restricted stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, options, awards of restricted stock or unrestricted stock, deferred stock, performance awards or stock appreciation rights, and all members of the Committee shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Not Transferable. Except as may otherwise be authorized in writing by the Committee in accordance with applicable law, options, restricted stock awards, unrestricted or deferred stock awards, performance awards or stock appreciation rights under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the optionee, grantee or restricted stockholder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 10.1 shall not prevent (i) transfers by will or by the applicable laws of descent and distribution, or (ii) the designation of a beneficiary to exercise any option or other right or award (or any portion thereof) granted under the Plan after the optionee’s or grantee’s death.

10.2 Amendment Suspension or Termination of this Plan. This Plan shall terminate on the date of the annual meeting of the Board immediately following the tenth (10th) anniversary of the Board’s adoption of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of, alter or impair any rights or obligations under any Award theretofore granted, unless the award itself otherwise expressly so provides. No Award may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any incentive stock option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b) The expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 10.5.

10.3 Changes in Common Stock or Assets of the Company. In the event that the outstanding shares of common stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or other change in the common stock, appropriate adjustments shall be made by the Committee in the number and kind of shares for which options, restricted stock awards, performance awards, stock appreciation rights, unrestricted stock awards or deferred stock awards may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and of the Award Limit described in Section 1.3.

In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, performance awards or stock appreciation rights, or portions thereof then unexercised, shall be exercisable and in the number and kind of shares of outstanding restricted stock, unrestricted stock or deferred stock. Such adjustment shall be made with the intent that after the change or exchange of shares, each optionee’s, each grantee’s and each restricted stockholder’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Award may include a necessary or appropriate corresponding adjustment in the exercise price, but shall be made without change in the total price applicable to the Award, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

Where an adjustment of the type described above is made to an incentive stock option under this section, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event which results in shares of common stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

In the event of a “spin-off’ or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company’s common stock, the Committee may in its discretion make an appropriate and equitable adjustment to the Award exercise price to reflect such diminution.

10.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within (12) twelve months after the date of the Board’s initial adoption of this Plan. Awards may be granted prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted under this Plan shall thereupon be canceled and become null and void.

10.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each optionee, grantee or restricted stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any option, restricted stock, deferred stock, performance award, stock appreciation right or unrestricted stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such optionee, grantee or restricted stockholder to elect to have the Company withhold shares of common stock (or allow the return of shares of common stock) having a Fair Market Value equal to the sums required to be withheld.

10.6 Loan. To the extent permitted by applicable law, the Committee may, in its discretion, extend one or more loans in connection with the exercise or receipt of an option, performance award or stock appreciation right, granted under this Plan, or the issuance of restricted stock, unrestricted stock or deferred stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

10.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any option, performance award, stock appreciation right granted, or restricted stock, unrestricted stock or deferred stock awarded, to a Key Employee or director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any option or stock appreciation right intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

10.8 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

10.9 Compliance with Laws. This Plan, the granting and vesting of options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards or stock appreciation rights under this Plan and the issuance and delivery of shares of common stock and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, options, restricted stock awards, unrestricted stock awards, deferred stock awards, performance awards, or stock appreciation rights granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

10.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

*  *  *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of eDiets.com, Inc. on September 15, 2004.

Executed on this 15th day of September, 2004.

/s/ Robert T. Hamilton

eDiets.com, Inc., Secretary

PROXY

eDiets.com, Inc.

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 4, 2004

The undersigned, revoking all prior proxies, hereby appoint(s) David R. Humble and Lee S. Isgur, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Common Stock of eDiets.com, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 350 East Las Olas Boulevard, First Floor Conference Room, Fort Lauderdale, Florida on November 4, 2004 at 9:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 and 3. Attendance of the undersigned at the Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate an intent to vote in person.

1. To elect seven directors to the Board of Directors, each to serve for a one-year term or until the next regularly scheduled Annual Meeting:

FOR all nominees listed below	WITHHOLD AUTHORITY to vote
(except as marked to the contrary below*) ☐	for all nominees listed below ☐

David R. Humble
Lee S. Isgur
Ciaran G. McCourt
Pedro N. Ortega-Dardet
Andrea M. Weiss
Robert L. Doretti
Ronald Luks

*(INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee’s name above.)

2. To ratify the selection of the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004:

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve the eDiets.com, Inc. Equity Compensation Plan:

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To transact such other business as may properly come before the meeting and any adjustments thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as name appears hereon. Owners of jointly held shares should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.

Signature:

Date:

Signature:

Date:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.